EXHIBIT 99.1


FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555



                         EASTGROUP PROPERTIES ANNOUNCES
                      FOURTH QUARTER AND YEAR 2005 RESULTS

                           FOURTH QUARTER 2005 RESULTS
o    Funds from  Operations of $15.1  Million or $.68 Per Share,  an Increase of
     6.3%
o    Net Income  Available  to Common  Stockholders  of $4.3 Million or $.19 Per
     Share
o    Same  Property  Net   Operating   Income  Growth  of  .4%  and  .9%  Before
     Straight-Line Rent Adjustments
o    Percentage Leased 95.3%, Occupancy 94.3%
o    Paid 104th Consecutive Quarterly Dividend - $.485 Per Share
o    $47 Million Invested in Acquisitions and Development

                                YEAR 2005 RESULTS
o Total Shareholder Return of 23% for 2005 and Average Annual Total Returns of 28% for 3 Years, 23% for 5 Years, 21% for 10 Years and 21% for 15 Years
o    Funds from  Operations of $57.7 Million or $2.64 Per Share,  an Increase of
     6.0%
o    Net Income  Available to Common  Stockholders  of $19.6 Million or $.89 Per
     Share
o Same Property Net Operating Income Growth of 1.2% and 3.4% Before Straight-Line Rent Adjustments
o Paid Annual Dividends of $1.94 Per Share - Thirteenth Consecutive Year of Dividend Growth With Average Annual Increase of 5.2%
o    $135 Million Invested in Acquisitions and Development During the Year
o Fifteen Development Projects with Projected Costs of $68 Million Under Construction or In Lease-Up at Year End
o    Debt-to-Total Market Capitalization of 31.1% at Year End
o    Interest Coverage of 3.6x and Fixed Charge Coverage of 3.2x

JACKSON, MISSISSIPPI, February 14, 2006 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months and year ended December 31, 2005.

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2005, funds from operations (FFO) available to common stockholders was $.68 per share compared with $.64 for the same period of 2004, an increase of 6.3% per share. The increase in FFO for the fourth quarter was mainly due to higher property net operating income (PNOI) of $1,836,000 (an 8.7% increase). This increase in PNOI was primarily attributable to $1,312,000 from 2005 acquisitions, $510,000 from newly developed properties and $85,000 from same property growth.

                                     -MORE-
      P. O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

For the year ended December 31, 2005, FFO was $2.64 per share compared with $2.49 per share for 2004, an increase of 6.0% per share. The increase in FFO for 2005 was mainly due to higher PNOI of $8,156,000 (a 10.0% increase). The increase in PNOI was primarily attributable to $4,898,000 from 2004 and 2005 acquisitions, $2,377,000 from newly developed properties and $935,000 from same property growth.

FFO for the current quarter and year 2005 included a $.01 per share gain on involuntary conversion resulting from insurance proceeds exceeding the net book value of a roof replaced due to hurricane damage. Hurricane damage costs that were not covered by insurance amounted to $.01 per share for the quarter and year 2005 and are included in expenses from real estate operations.

PNOI from same properties increased .4% for the quarter and 1.2% for the year. Before straight-line rent adjustments, the increase was .9% for the quarter and 3.4% for the year. Rental rate decreases on new and renewal leases averaged 1.0% for the quarter; for the year, rental rate increases averaged 1.4%. Before straight-line rent adjustments, rental rate decreases on new and renewal leases averaged 5.5% for the quarter and 3.9% for the year.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

David H. Hoster II, President and CEO, stated, "We are pleased with our continuing growth in FFO per share with the fourth quarter representing our sixth consecutive quarter of increased FFO as compared to the previous year's quarter. It was the tenth consecutive quarter of positive same property operations for results both with and without the straight-lining of rents.

"In addition, we are maintaining our track record of creating value for our shareholders over both the short- and long-term. Total shareholder returns for one, three, five, ten and fifteen year periods all average above 20% per year."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.19 for the three months ended December 31, 2005 compared with $.23 for the same period of 2004. Diluted EPS for 2005 was $.89 compared with $.98 for 2004. The decrease in EPS for both the quarter and the year 2005 was primarily from higher depreciation and amortization expense largely due to properties acquired and properties transferred from development during 2004 and 2005.

DEVELOPMENT

EastGroup's current development program and properties transferred during 2004 and 2005 to the portfolio increased PNOI by $510,000 in the fourth quarter of 2005 and $2,377,000 for the year.

During the quarter, EastGroup, in two separate transactions, acquired 32 acres of land for development in the World Houston International Business Center for $3.6 million. In addition to the land purchases, the Company acquired Castilian Research Center in Goleta (Santa Barbara), California for $4.1 million. Castilian, which contains 35,000 square feet and is currently vacant, is being redeveloped into a state-of-the-art incubator R & D facility with a projected additional investment of approximately $3.1 million. EastGroup will sell (at cost) a 20% ownership interest to an entity controlled by its co-developer partner who is also a 20% co-owner of the Company's University Business Center complex in the same submarket.

Mr. Hoster stated, "The World Houston land acquisitions will allow us to add approximately 380,000 square feet of new development, increasing our development potential there to 673,000 square feet. The purchase and redevelopment of Castilian provides an opportunity to increase EastGroup's ownership in the supply-constrained Santa Barbara market and to again partner there with a proven local developer/operator."

During the fourth quarter, in addition to Castilian, EastGroup began construction on two more properties with combined square feet of 102,000 and total projected costs of $8.4 million. These developments are located in Tampa and Orlando. The Tampa property, Oak Creek III, is 76% preleased.

                                     -MORE-
       P.O.BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

During the year, the Company acquired a total of 188 acres of land for development for $18.3 million. EastGroup's development pipeline currently contains approximately 270 acres, which has the potential for approximately 3.3 million square feet of new development. In addition, the Company has another 38 acres in two locations under separate contracts for purchase.

In 2005, EastGroup transferred four properties (301,000 square feet) to the portfolio with a combined investment of $15.4 million at the date of transfer. Three of these properties are 100% leased and the remaining is 86% leased. The Company has transferred two properties to the portfolio in the first quarter of 2006 and expects to transfer two more in the second quarter, all of which are 100% leased.

At December 31, 2005, EastGroup had 15 development properties containing 940,000 square feet with a projected total cost of approximately $68 million either in lease-up or under construction. These properties were collectively 34% leased at December 31, 2005.

Mr. Hoster stated, "We are continuing to expand EastGroup's development program to reflect both the strong leasing activity at our development properties and the overall firming of our development submarkets. Our development program has been and, we believe, will continue to be a creator of shareholder value and a major contributor to our future growth in FFO."

PROPERTY ACQUISITIONS AND SALES

During the fourth quarter of 2005, the Company acquired two properties in Houston, one in San Antonio and one in Tampa for a combined purchase price of $26.5 million.

Clay Campbell Distribution Center, located in Houston, contains 118,000 square feet in two business distribution buildings and was purchased for $4,025,000. The Company also purchased a 33,000 square foot business distribution building (renamed World Houston 18) in the World Houston International Business Center for $2,125,000.

Wetmore Business Center, located in San Antonio, contains 198,000 square feet in four buildings and was purchased for $13,000,000. Constructed in 1998 and 1999, Wetmore is currently 85% leased to 13 customers and is projected to generate an unleveraged cash yield of 8.2% at 95% occupancy.

Mr. Hoster stated, "The acquisition of Wetmore Business Center is EastGroup's third investment in San Antonio and increases our ownership to 1,081,000 square feet, including our two properties under development. Wetmore is in the north central airport submarket of San Antonio and complements our January 2005 purchase of Arion Business Park in the same submarket. The two Houston purchases are in separate submarkets in which EastGroup already has a successful presence."

The Company also purchased a 112,000 square foot business distribution building in Tampa, renamed Oak Creek IV, for $7,350,000. Oak Creek IV is currently 100% leased to a single customer. The purchase includes land to accommodate a 46,000 square foot expansion to the building. Oak Creek IV is projected to generate an unleveraged cash yield of 8.4% at 100% occupancy. As part of the acquisition price, EastGroup assumed the outstanding first mortgage balance of $4.1 million. This nonrecourse mortgage has a fixed interest rate of 7.26% and matures in 2012. For GAAP purposes, the Company adjusted the interest rate to a fair market rate of 5.68%.

Mr. Hoster stated, "The acquisition of Oak Creek IV complements our growing presence in the Oak Creek Commerce Park located in the East Tampa/I-75 corridor submarket. It increases our ownership to three buildings with a total of 461,000 square feet, in addition to a 61,000 square foot building under construction (Oak Creek III) and 61 acres of land for future development. We now own 1.2 million square feet in the East Tampa submarket and a total of 2.3 million square feet in the Tampa metro area."

During 2005, EastGroup acquired seven properties totaling 1.21 million square feet for a combined purchase price of $75 million. The Company sold two properties during 2005, both located in Memphis, a noncore market, and 1.9 acres of land in Tampa that EastGroup decided not to develop.

                                     -MORE-
       P.O.BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

In January 2006, EastGroup sold its land investment in Madisonville, Kentucky for $825,000, generating a gain of $773,000, of which $592,000 will be recognized in the first quarter of 2006 and $181,000 will be deferred to future periods. As part of the transaction, the Company took back a $185,000 note at 7.00% from the buyer, which is scheduled for repayment over the next six years, beginning in February 2006. The remaining deferred gain will be recognized as payments on this note are received from the buyer.

DIVIDENDS

EastGroup paid dividends of $.485 per share of common stock in the fourth quarter of 2005, which was the 104th consecutive quarterly distribution to EastGroup's common stockholders. The annualized dividend rate of $1.94 per share yields 4.2% on the closing stock price of $46.00 on February 13, 2006.

EastGroup also paid quarterly dividends of $.4969 per share on its Series D Preferred Stock on January 15, 2006 to stockholders of record as of December 30, 2005.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 31.1% at December 31, 2005. For the year, the Company had an interest coverage ratio of 3.6x and a fixed charge coverage ratio of 3.2x. Total debt at December 31, 2005, was $463.7 million with floating rate bank debt comprising $116.8 million of that total.

On November 30, 2005, the Company closed a $39 million, nonrecourse first mortgage loan secured by five properties. The note has a fixed interest rate of 4.98%, a ten-year term and an amortization schedule of 20 years. The proceeds of the note were used to reduce floating rate bank borrowings.

During 2005, the Company repaid five mortgages totaling $18,435,000 with a weighted average interest rate of 8.014%.

OUTLOOK FOR 2006

EastGroup confirms its previously issued FFO guidance for the first quarter and the year 2006. FFO per share for 2006 is estimated to be in the range of $2.77 to $2.87. Diluted EPS for 2006 is estimated to be in the range of $.96 to $1.06, a decrease of $.07 per share from previous earnings per share guidance. The decrease is due to increased depreciation and amortization on acquisitions. The table below reconciles projected net income to projected FFO.

                                                                           Low Range                High Range
                                                                      Q1 2006     Y/E 2006     Q1 2006      Y/E 2006
                                                                    -------------------------------------------------
     Net income                                                      $  6,038       23,780       6,480        25,990
     Dividends on preferred shares                                       (656)      (2,624)       (656)       (2,624)
                                                                    -------------------------------------------------
     Net income available to common stockholders                        5,382       21,156       5,824        23,366
     Depreciation and amortization                                     10,183       40,241      10,183        40,241
                                                                    -------------------------------------------------
     Funds from operations available to common stockholders          $ 15,565       61,397      16,007        63,607
                                                                    =================================================

     Diluted shares                                                    22,140       22,146      22,140        22,146

     Per share data (diluted):
     Net income available to common stockholders                     $   0.24         0.96        0.26          1.06
     Funds from operations available to common stockholders          $   0.70         2.77        0.72          2.87

                                     -MORE-
       P.O.BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company's current operations on Wednesday, February 15, 2006, at 11:00 A.M. Eastern Time (ET). A live broadcast of the conference call is available by dialing 1-800-362-0574 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Wednesday, February 15, 2006. The telephone replay will be available until Wednesday, February 22, 2006, and can be accessed by dialing 1-800-283-4593. Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Wednesday, February 22, 2006.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, California and Arizona. The Company's goal is to maximize shareholder value by being a leading provider of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 21.9 million square feet with an additional 815,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

                                     -MORE-
       P.O.BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, plans, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws, increases in real property tax rates and risks relating to the Company's development program, including weather, delays in construction schedules, contractor's failure to perform, increases in the price of construction materials or the unavailability of such materials, difficulty in obtaining necessary governmental approvals and other matters outside the Company's control. The success of the Company also depends upon the trends of the economy, including interest rates and the effects to the economy from possible terrorism and related world events, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                     -MORE-
       P.O.BOX 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     Three Months Ended        Twelve Months Ended
                                                                                        December 31,               December 31,
                                                                                ----------------------------------------------------
                                                                                     2005          2004         2005          2004
                                                                                ----------------------------------------------------
REVENUES
Income from real estate operations                                               $  32,339        29,489      125,548       113,688
Equity in earnings of unconsolidated investment                                         73            69          450            69
Mortgage interest income                                                                 8            65          224            65
Gain on involuntary conversion                                                         243             -          243           154
Other                                                                                   52           114          287           345
                                                                                ----------------------------------------------------
                                                                                    32,715        29,737      126,752       114,321
                                                                                ----------------------------------------------------
EXPENSES
Operating expenses from real estate operations                                       9,282         8,268       35,687        31,983
Interest                                                                             5,936         5,391       23,444        20,349
Depreciation and amortization                                                       10,843         8,567       39,234        33,135
General and administrative                                                           1,608         1,781        6,874         6,711
Minority interest in joint venture                                                     126           124          484           490
                                                                                ----------------------------------------------------
                                                                                    27,795        24,131      105,723        92,668
                                                                                ----------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                                                    4,920         5,606       21,029        21,653

DISCONTINUED OPERATIONS
  Income (loss) from real estate operations                                              -            19           (2)          224
  Gain on sale of real estate investments                                                -             -        1,164         1,450
                                                                                ----------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                      -            19        1,162         1,674
                                                                                ----------------------------------------------------

NET INCOME                                                                           4,920         5,625       22,191        23,327

Preferred dividends-Series D                                                           656           656        2,624         2,624
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                      $   4,264         4,969       19,567        20,703
                                                                                ====================================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                              $    0.20          0.24         0.86          0.92
  Income from discontinued operations                                                 0.00          0.00         0.05          0.08
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                    $    0.20          0.24         0.91          1.00
                                                                                ====================================================

  Weighted average shares outstanding                                               21,811        20,845       21,567        20,771
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                              $    0.19          0.23         0.84          0.90
  Income from discontinued operations                                                 0.00          0.00         0.05          0.08
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                    $    0.19          0.23         0.89          0.98
                                                                                ====================================================

  Weighted average shares outstanding                                               22,147        21,157       21,892        21,088
                                                                                ====================================================

Dividends declared per common share                                              $   0.485         0.480        1.940         1.920

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     Three Months Ended         Twelve Months Ended
                                                                                        December 31,               December 31,
                                                                                ----------------------------------------------------
                                                                                     2005          2004         2005          2004
                                                                                ----------------------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                               $  32,339        29,489      125,548       113,688
Operating expenses from real estate operations                                      (9,282)       (8,268)     (35,687)      (31,983)
                                                                                ----------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                                23,057        21,221       89,861        81,705

Equity in earnings of unconsolidated investment (before interest and depreciation)     196            84          798            84
Mortgage interest income                                                                 8            65          224            65
Gain on involuntary conversion                                                         243             -          243           154
Other income                                                                            52           114          287           345
General and administrative expense                                                  (1,608)       (1,781)      (6,874)       (6,711)
                                                                                ----------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)             21,948        19,703       84,539        75,642

Income from discontinued operations (before depreciation and amortization) (A)           -            72           70           540
Interest expense (B)                                                                (5,936)       (5,391)     (23,444)      (20,349)
Interest expense from unconsolidated investment                                        (90)            -         (216)            -
Minority interest in earnings (before depreciation and amortization)                  (162)         (160)        (625)         (633)
Gain on sale of nondepreciable real estate                                               -             -           33             -
Dividends on Series D preferred shares                                                (656)         (656)      (2,624)       (2,624)
                                                                                ----------------------------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                        15,104        13,568       57,733        52,576

Depreciation and amortization from continuing operations                           (10,843)       (8,567)     (39,234)      (33,135)
Depreciation and amortization from discontinued operations                               -           (53)         (72)         (316)
Depreciation from unconsolidated investment                                            (33)          (15)        (132)          (15)
Minority interest depreciation and amortization                                         36            36          141           143
Gain on sale of depreciable real estate investments                                      -             -        1,131         1,450
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                          4,264         4,969       19,567        20,703

Dividends on preferred shares                                                          656           656        2,624         2,624
                                                                                ----------------------------------------------------

NET INCOME                                                                       $   4,920         5,625       22,191        23,327
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA: (C)
Income from continuing operations                                                $    0.19          0.23         0.84          0.90
Income from discontinued operations                                                   0.00          0.00         0.05          0.08
                                                                                ----------------------------------------------------
Net income available to common stockholders                                      $    0.19          0.23         0.89          0.98
                                                                                ====================================================

Funds from operations available to common stockholders                           $    0.68          0.64         2.64          2.49
                                                                                ====================================================

Weighted average shares outstanding for EPS and FFO purposes                        22,147        21,157       21,892        21,088
                                                                                ====================================================

(A)Includes interest expense of zero and $33,000 for the three months ended December 31, 2005 and 2004, respectively; and $64,000 and $132,000 for the twelve months ended December 31, 2005 and 2004, respectively.

(B) Net of capitalized interest of $806,000 and $440,000 for the three months ended December 31, 2005 and 2004, respectively; and $2,485,000 and $1,715,000 for the twelve months ended December 31, 2005 and 2004, respectively.

(C) Assumes dilutive effect of common stock equivalents.